EX.99.906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Alpine Series Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Alpine Series Trust for the year ended October 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Alpine Series Trust for the stated period.

/s/ Samuel A. Lieber	/s/ Sheldon Flamm
Samuel A. Lieber	Sheldon Flamm
President, Alpine Series Trust	Treasurer, Alpine Series Trust

Dated: 1-10-2007

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Alpine Series Trust for purposes of Section 18 of the Securities Exchange Act of 1934.